SCHEDULE 1
DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT

Updated: March 14, 2019
SERIES OF THE TRUST

The following fund(s) are covered by the Agreement:
1.	Alpha Risk Tactical Rotation Fund
2.	Arin Large Cap Theta Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
3.	Cavalier Adaptive Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
4.	Cavalier Fundamental Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
5.	Cavalier Growth Opportunities Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
6.	Cavalier Hedged High Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
7.	Cavalier Tactical Economic Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
8.	Cavalier Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
9.	Crow Point Small-Cap Growth Fund
10.	Matisse Discounted Closed-End Fund Strategy
11.	Matisse Discounted Bond CEF Strategy
12.	Method Smart Beta U.S. Sector Plus Fund
13.	Method Smart Beta Explorer Allocation Plus Fund
14.	QCI Balanced Fund
a.	Institutional Class Shares
b.	Retail Share Class
15.	Roumell Opportunistic Value Fund
16.	Sector Rotation Fund
17.	Sirius S&P Strategic Large-Cap Allocation Fund